Exhibit 4.1

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM - as tenants in common UNIF GIFT MIN ACT.. .............. ... .... .. Custodian .... ............... ... . TEN ENT -as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with the right of Act... ........ ..... ...... .... ........ ....... .............. . survivorship and not as tenants (State) m common Additional abbreviations may also be used though not in the above list. For value received, _____ _ _____________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTI FYING NUMBER OF ASSIGNEE: (PLEASE PRINT OR TYPEWRJTE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) - --------------------------------- --- ---- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ---------------------------------------' Attorney to transfer the said stock on the books of the within named Corporation with fit!! power of substitution in the premises. Dated ------------------------------- X ______________________________________________________________________ THE SIGNATURE TO THIS ASSIGNMENT MUST CORR ES POND WITH THE NAME AS WRITTEN UPON TI-lE FACE OF THIS CERTI FICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks. Stockbrokers. Savings and Loan Associations and Credit Unions). SIGNATURE GUARANTEED: TRANSFER FEE WILL APPLY